                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

================================================================================



                               CREDIT AGREEMENT


                                  dated as of


                              September 29, 1998


                                     among


                                  PSINET INC.

                           The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



                             FLEET NATIONAL BANK,
                             as Syndication Agent

                                      and

                             THE BANK OF NEW YORK,

                            as Documentation Agent


                           _________________________

                            CHASE SECURITIES INC.,
                     as Advisor, Arranger and Book Manager



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.  Defined Terms...............................................    1
SECTION 1.02.  Classification of Loans and Borrowings......................   25
SECTION 1.03.  Terms Generally.............................................   25
SECTION 1.04.  Accounting Terms; GAAP......................................   25

                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Revolving Commitments.......................................   26
SECTION 2.02.  Loans and Borrowings........................................   26
SECTION 2.03.  Requests for Borrowings.....................................   27
SECTION 2.04.  Letters of Credit...........................................   28
SECTION 2.05.  Funding of Borrowings.......................................   33
SECTION 2.06.  Interest Elections..........................................   34
SECTION 2.07.  Termination and Reduction of Revolving Commitments..........   36
SECTION 2.08.  Repayment of Loans; Evidence of Debt........................   36
SECTION 2.09.  Prepayment of Loans.........................................   37
SECTION 2.10.  Fees........................................................   39
SECTION 2.11.  Interest....................................................   40
SECTION 2.12.  Alternate Rate of Interest..................................   41
SECTION 2.13.  Increased Costs.............................................   42
SECTION 2.14.  Break Funding Payments......................................   43
SECTION 2.15.  Taxes.......................................................   44
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs..   45
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders..............   47


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Organization; Powers........................................   50
SECTION 3.02.  Authorization; Enforceability...............................   50
SECTION 3.03.  Governmental Approvals; No Conflicts........................   51
SECTION 3.04.  Financial Condition; No Material Adverse Change.............   51

SECTION 3.05.  Properties..................................................   52
SECTION 3.06.  Litigation and Environmental Matters........................   53
SECTION 3.07.  Compliance with Laws and Agreements.........................   53
SECTION 3.08.  Investment and Holding Company Status.......................   53
SECTION 3.09.  Taxes.......................................................   53
SECTION 3.10.  ERISA.......................................................   54
SECTION 3.11.  Disclosure..................................................   54
SECTION 3.12.  Subsidiaries................................................   54
SECTION 3.13.  Insurance...................................................   54
SECTION 3.14.  Labor Matters...............................................   55
SECTION 3.15.  Solvency....................................................   55
SECTION 3.16.  FCC Compliance..............................................   55
SECTION 3.17.  Licenses....................................................   56
SECTION 3.18.  No Burdensome Restrictions..................................   56
SECTION 3.19.  Security Documents..........................................   57
SECTION 3.20.  Federal Regulations.........................................   58
SECTION 3.21.  Environmental Matters.......................................   58
SECTION 3.22.  Year 2000...................................................   59

                                  ARTICLE IV

                                  Conditions
                                  ----------

SECTION 4.01.  Effective Date..............................................   59
SECTION 4.02.  Each Credit Event...........................................   63

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information..................   64
SECTION 5.02.  Notices of Material Events..................................   66
SECTION 5.03.  Information Regarding Collateral............................   66
SECTION 5.04.  Existence; Conduct of Business..............................   67
SECTION 5.05.  Payment of Obligations......................................   67
SECTION 5.06.  Maintenance of Properties...................................   68
SECTION 5.07.  Insurance...................................................   68
SECTION 5.08.  Casualty and Condemnation...................................   69
SECTION 5.09.  Books and Records; Inspection and Audit Rights..............   70
SECTION 5.10.  Compliance with Laws........................................   70
SECTION 5.11.  Use of Proceeds and Letters of Credit.......................   71
SECTION 5.12.  Assets Acquired by Foreign Subsidiaries with Proceeds;
                Pledge of Intercompany Notes...............................   71
SECTION 5.13.  Additional Subsidiaries and Significant Subsidiaries........   71

SECTION 5.14.  Completion of Perfection Certificate........................   72
SECTION 5.15.  Further Assurances..........................................   72


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

SECTION 6.01.  Indebtedness; Certain Equity Securities.....................   73
SECTION 6.02.  Liens.......................................................   76
SECTION 6.03.  Sale and Lease-Back Transactions............................   78
SECTION 6.04.  Fundamental Changes.........................................   77
SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions...   78
SECTION 6.06.  Asset Sales.................................................   80
SECTION 6.07.  Hedging Agreements..........................................   82
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.......   82
SECTION 6.09.  Transactions with Affiliates................................   86
SECTION 6.10.  Restrictive Agreements......................................   87
SECTION 6.11.  Amendment of Material Documents.............................   88
SECTION 6.12.  Financial Covenants.........................................   88

                                  ARTICLE VII

                               Events of Default
                               -----------------

                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.  Notices.....................................................   95
SECTION 9.02.  Waivers; Amendments.........................................   96
SECTION 9.03.  Expenses; Indemnity; Damage Waiver..........................   98
SECTION 9.04.  Successors and Assigns......................................  100
SECTION 9.05.  Survival....................................................  103
SECTION 9.06.  Counterparts; Integration; Effectiveness....................  103
SECTION 9.07.  Severability................................................  104
SECTION 9.08.  Right of Setoff.............................................  104
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process..  104
SECTION 9.10.  WAIVER OF JURY TRIAL........................................  105
SECTION 9.11.  Headings....................................................  105
SECTION 9.12.  Confidentiality.............................................  106

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Litigation and Environmental Matters
Schedule 3.18 -- Burdensome Restrictions
Schedule 6.02 -- Existing Liens
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Borrower's Counsel
Exhibit C -- Form of Guarantee Agreement
Exhibit D -- Form of Pledge Agreement
Exhibit E -- Form of Security Agreement
Exhibit F -- Form of Indemnity, Subrogation and Contribution Agreement

                         CREDIT AGREEMENT dated as of
                    September 29, 1998, among PSINET Inc., the
                    LENDERS party hereto, THE CHASE MANHATTAN
                    BANK, as Administrative Agent, FLEET NATIONAL BANK, as Syndication Agent, and THE BANK OF NEW YORK, as Documentation Agent.

                The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following
                        -------------
terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Annualized Adjusted Revenue" means, Consolidated Revenue for the most
           ---------------------------
recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), adjusted to give pro forma effect to any acquisitions completed during or after such fiscal quarter, multiplied by four.

          "Applicable Margin" means, for any day, with respect to any ABR Loan
           -----------------
or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Margin" or "Eurodollar Margin", as the case may be, based upon the Leverage Ratio as of the most recent determination date:


------------------------------------------------------------------
                                            ABR       Eurodollar
            Leverage Ratio                 Margin       Margin
==================================================================
Category 1 Greater than 5.00 to 1.00        1.75%        2.75%
------------------------------------------------------------------
Category 2 Less than 5.00 to 1.00 but       1.50%        2.50%
greater than 4.00 to 1.00
------------------------------------------------------------------
Category 3 Equal to or less than 4.00       1.25%        2.25%
to 1.00
------------------------------------------------------------------

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A)
        --------
at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the

Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any commitment
           ---------------
fees payable hereunder, the applicable rate per annum set forth below under the caption "Revolving Commitment Fee Rate" based upon the percentage of the commitments which are used on such date:

     ==================================================================
          Drawn Revolving Commitments                 Revolving
          ---------------------------                 ---------
              as a Percentage of                      Commitment
              ------------------                      ----------
          Total Revolving Commitments                  Fee Rate
          ---------------------------                  --------
     ------------------------------------------------------------------
       Category 1
       ----------
       Less than 25%                                   .875%
     ------------------------------------------------------------------
       Category 2
       ----------
       Greater than or equal to 25% but                .6875%
          less than 50%
     ------------------------------------------------------------------
       Category 3
       ----------
       Greater than or equal to 50%                    .50%
     ==================================================================


          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means PSINet Inc., a New York corporation.
           --------

          "Borrowing" means (a) Loans of the same Type made, converted or
           ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Borrowing Rights Agreement" means the Rights Agreement dated as of
           --------------------------
May 8, 1996, between the Borrower and First Chicago Trust Company of New York, as in effect on the date of this Agreement (as amended, from time to time, to the extent that such amendment has been determined by the Board of Directors of the Borrower, in good faith, not to adversely affect the Lenders).

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use or agreement of substantially similar effect) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than IXC, IXC Communications, Inc. or any controlled affiliate thereof, in any case pursuant to the issuance by the Borrower of shares of capital stock in satisfaction of any obligations of the Borrower under the terms of the IXC Agreement, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Collateral Agent" has the meaning assigned to such term in the
           ----------------
Security Agreement.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense, net of any interest income, for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers of the Borrower or any Subsidiaries, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not paid in cash by the Borrower or any Affiliate of the Borrower and compensation expense resulting from the repurchase of any such capital stock, options and rights, (f) all adjustments resulting from foreign currency translations, (g) all extraordinary charges during such period and (h) all other non-cash charges during such period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, the sum of (i) all extraordinary gains during such period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

     "Consolidated Income Tax Expense" of any Person means, for any period, the
      -------------------------------
provision for Federal, state, local and foreign income taxes of such Person and its consolidated subsidiaries for such period as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the interest
      -----------------------------
expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and the

Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, net income or loss of
           -----------------------
the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such
                               --------
net income or loss (a) the income of any Person which is not a Subsidiary in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any other Subsidiaries.

           "Consolidated Operating Cash Flow" means, with respect to any period,
            --------------------------------
Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period, (b) Consolidated Interest Expense for such period and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Borrower and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP, minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

          "Consolidated Revenue" means for any period, the revenues of the
           --------------------
Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

     "Cumulative Operating Cash Flow" means, as at any date of determination,
      ------------------------------
the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Effective Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Borrower is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States of America.
      -------      -

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Environmental Claim" means any written accusation, allegation, notice of
      -------------------
violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, Personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.
      ----------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

     "Existing Letters of Credit" means the letters of credit issued for the
      --------------------------
account of the Borrower and outstanding as of the Effective Date under the Amended and Restated Credit Agreement dated as of November 10, 1995, among the Borrower and Fleet National Bank, as amended; provided that the "Existing
                                              --------
Letters of Credit" shall not include any non-dollar denominated letters of credit issued for the account of the Borrower by Fleet National Bank.

     "FCC" means the Federal Communications Commission.
      ---

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is  organized under the
      ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means, without
      ---------                            ---------
duplication, any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner,
                                           ---------------
whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Agreement" means the Guarantee Agreement with respect to the
      -------------------
Obligations substantially in the form of Exhibit C, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Hazardous Materials"  means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than obligations in respect of trade payables on which interest charges or default charges are incurred in connection with the non-payment of such trade payables), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of determining any particular amount of Indebtedness under this Agreement, any Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Indemnity, Subrogation and Contribution Agreement" means the Indemnity,
      -------------------------------------------------
Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower and the Subsidiaries.

     "Information Memorandum" means the Confidential Information Memorandum
      ----------------------
dated September 1998, relating to the Borrower and the Transactions.

     "Intercompany Note" means an intercompany note issued by a Foreign
      -----------------
Subsidiary to the Borrower and representing such Foreign Subsidiary's obligation to repay the Borrower an amount equal to the proceeds of Loans or drawings on Letters of Credit used by such Foreign Subsidiary to finance the design, development, acquisition, construction or improvement of Telecommunications Assets of such Foreign Subsidiary.

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Borrowing in accordance with Section 2.06.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than
      ---------------------
a Swingline Loan), the last Business Day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day
                    --------
other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investment" has the meaning set forth in Section 6.05.
      ----------

     "IRU" means a noncancellable indefeasible right of use to, or in capacity
      ---
in, telecommunications bandwidth (or similar network bandwidth), related equipment or other Telecommunications Assets, or any other right substantially similar to the foregoing.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
      ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Notwithstanding the foregoing, Fleet National Bank shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit issued by it, but shall not be obligated to issue any additional Letters of Credit except as otherwise set forth in this Agreement.

     "IXC" means IXC Internet Services, Inc., a Delaware corporation, and any
      ---
successors or assigns under the IXC Agreement.

     "IXC Agreement" means the IRU and Stock Purchase Agreement dated as of
      -------------
July 23, 1997, between the Borrower and IXC, as amended.

     "LC Availability Period" means the period from and including the Effective
      ----------------------
Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
      ---------------
Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person
      -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

     "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of
      --------------
such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such

Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing
                          ---------
or such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "License" means any license issued by the FCC or any other Governmental
      -------
Authority that regulates communications.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, any notes issued pursuant hereto,
      --------------
the Guarantee Agreement, the Pledge Agreement, the Security Agreement, the Indemnity, Subrogation and Contribution Agreement and the other Security Documents.

     "Loan Parties" means the Borrower and the Subsidiary Loan Parties.
      ------------

     "Loans" means the loans made by the Lenders to the Borrower pursuant to
      -----
this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the material rights of or benefits available to the Lenders under any Loan Document.

     "Material Indebtedness" means Indebtedness (other than the Loans and
      ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" means the date which is three years from the Effective
      -------------
Date or, if such date does not fall on a Business Day, the first Business Day thereafter.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents,
      --------
leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

     "Mortgaged Property" means each parcel of real property and improvements
      ------------------
thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001
      ------------------
(a)(3) of ERISA.

     "Net Debt" means Total Debt minus Non-Restricted Cash.
      --------

     "Net Proceeds" means, with respect to any event (a) the cash proceeds
      ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event (including, without limitation, the fees and expenses of counsel, investment bankers and accountants), (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

     "Non-Hostile Acquisition" means any non-hostile acquisition, directly or
      -----------------------
indirectly, of assets from, or capital stock or other equity interests (other than margin stock) in, any Person as part of a single transaction or a series of related transactions so long as (a) any such non-hostile acquisition shall not cause a Change in Control, (b) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (c) such non-hostile acquisition has been approved by the Board of Directors of the Borrower and evidenced in a resolution thereof and (d) both before and after such Non-Hostile Acquisition is made by the Borrower or any Subsidiary the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12.

     "Non-Restricted Cash" means cash minus any cash escrowed with respect to
      -------------------
the payment of obligations other than the Obligations.

     "Obligations" has the meaning assigned to such term in the Collateral
      -----------
Agreement.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Annex 2 to the
      ----------------------
Security Agreement or any other form approved by the Administrative Agent.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory or public obligations, surety and appeal bonds, advance payment bonds, standby letters of credit, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and not in connection with the borrowing of money and Liens in favor of customs or revenue authorities to secure customs duties;

          (e) judgment or similar liens in respect of judgments, decrees or orders that do not constitute an Event of Default under clause (k) of
     Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property for the purpose it is used by the Borrower or any Subsidiary or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) any Lien encumbering deposits made to secure obligations arising from regulatory, contractual or warranty requirements of the Borrower or any Subsidiary arising in the ordinary course of business, including rights of offset and setoff;

          (h) leases, subleases, licenses or similar rights granted to third Persons; and

          (i) Liens securing any refinancing, in whole or in part, of an obligation or Indebtedness permitted under Section 6.01 and secured by a Lien permitted under Section 6.02.

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and time deposits of and money market deposit accounts issued or offered by, any Lender or domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) solely with respect to interest escrow reserves required to be established under the Senior Note Indenture, investments permitted pursuant to the terms of the Indenture.

          "Permitted Preferred Stock" means the Series B Preferred Stock and any
           -------------------------
other preferred stock of the Borrower other than preferred stock which, by its terms, obligates the Borrower to pay any dividend or other distribution (except in the form of additional shares of capital stock of the Borrower) and except for cash dividends, redemptions or other distributions not in excess of $1,000,000 in the aggregate for the term of this Agreement.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in
           ----------------
the form of Exhibit D, between the Borrower, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a) and
     (b) of Section 6.06 and (ii) other dispositions to the extent that in aggregate the Net Proceeds from all such dispositions do not exceed $5,000,000 each fiscal year; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien
           -------------------------
on assets of the Borrower or its Subsidiaries which are purchased by the Borrower or its Subsidiaries; provided that (i) the security agreement or
                              --------
conditional sales or other title retention contract pursuant to which the Lien on such assets is created shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired and all accessions, additions, replacements, substitutions and proceeds thereof,
(ii) such Lien shall only secure the Indebtedness entered into by the Borrower or such Subsidiary in connection with such purchase and (iii) such Indebtedness shall not exceed the aggregate amount of such purchase.

          "Redeemable Capital Stock" means any capital stock of the Borrower
           ------------------------
that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date six months after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the date six months after the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the date six months after the Maturity Date at the option of the holder thereof.

          "Register" has the meaning set forth in Section 9.04(c).
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time; provided that if, at any time, there are only two Lenders with outstanding
--------
Revolving Commitments and Revolving Exposures, the Required Lenders shall be deemed to be such two Lenders.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of (i) any Indebtedness, (ii) any such shares of capital stock or preferred stock of the Borrower or any Subsidiary or
(iii) any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $110,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's LC Exposure and Swingline Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to Section 2.01.
           --------------

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-
           ---
Hill Companies, Inc.

          "Secured Parties" has the meaning assigned to such term in the
           ---------------
Security Agreement.

          "Security Agreement" means the Security Agreement among the Borrower,
           ------------------
the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit E.

          "Security Documents" means the Security Agreement, the Pledge
           ------------------
Agreement and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing or Section 5.12, 5.13 or
5.15 to secure any of the Obligations.

          "Senior Note Indenture" means the Indenture dated as of April 13,
           ---------------------
1998, between the Borrower and Wilmington Trust Company, as amended, with respect to the Senior Notes.

          "Senior Notes" means the Borrower's 10% Senior Notes due 2005 in the
           ------------
original principal amount of $600,000,000.

          "Series B Preferred Stock" means the Borrower's $30,000,000 Series B
           ------------------------
8% Convertible Preferred Stock.

          "SFr" refers to lawful money of Switzerland.
           ---

          "Significant Subsidiary" means any Subsidiary of the Borrower that, at
           ----------------------
any time, owns or maintains at least $1,000,000 in assets or generates at least $1,000,000 in annual revenues.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage after the date hereof.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, an Affiliate otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.
           ----------

          "Subsidiary Loan Party" means any Subsidiary that is a Significant
           ---------------------
Subsidiary and is not a Foreign Subsidiary or any other Subsidiary which becomes a Subsidiary Loan Party by becoming party to the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the Indemnity, Contribution and Subrogation Agreement.

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder.

          "Swingline Loan" has the meaning set forth in Section 2.18.
           --------------

          "Swiss Subsidiary Debt" means commercial loans in an aggregate amount
           ---------------------
up to SFr44,000,000 to the Swiss Subsidiaries from various banks located in Switzerland secured by certain assets purchased by the Swiss Subsidiaries with the proceeds of such loans.

          "Swiss Subsidiaries" means PSINet Euro Telecom SARL, PSIWeb Europe
           ------------------
SARL and PSINet Europe B.V.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Telecommunications Assets" means all assets (including capital
           -------------------------
stock), rights (contractual or otherwise) and properties, real or personal, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

          "Telecommunications Business" means, when used in reference to any
           ---------------------------
Person, that such Person is engaged primarily in (i) the business of transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) the business of creating, developing or marketing communications-related network equipment or services or computer-based information or (iii) businesses reasonably related thereto.

          "Total Debt" means, at any time, all Indebtedness of the Borrower and
           ----------
the Subsidiary Loan Parties as determined on a consolidated basis in accordance with GAAP.

          "Transactions" means the execution, delivery and performance by each
           ------------
Loan Party of the Loan Documents to which it is designated a party.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of
                        --------------------------------------
this Agreement, Loans may be classified by Type (e.g., a "Eurodollar Loan").
                                                 ----
Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar
                                                           ----
Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly
                        ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01. Revolving Commitments. Subject to the terms and
                        ---------------------
conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a
                        --------------------
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders
                       --------
are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise
                                                      --------
of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided
                                                                    --------
that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Each Swingline Loan shall be in an amount that is an integral multiple of $10,000 and not less than $50,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of 10 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Requests for Borrowings. To request a Borrowing, the
                         -----------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such
                                                        --------
notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of such Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and
                        -----------------      -------
conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a
----------

Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in no event less than five Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c)  Expiration Date. Each Letter of Credit shall expire at or prior
               ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d)  Participations. By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement. If the Issuing Bank shall make any LC Disbursement
               -------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that,
                                                                 --------
if such LC Disbursement is not less than $5,000,000, the Borrower may, if sufficient unused Revolving Commitments are available and subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders),
       ------- --------
and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures. The Issuing Bank shall, promptly
               -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest. If the Issuing Bank shall make any LC
               ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank. The Issuing Bank may be replaced
               -------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization. If any Event of Default shall occur and
               ----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 100% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit
                                         --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in investments maturing within 30 days from the date of acquisition thereof, which investments shall be made at the reasonable request of the Borrower and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposures), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each
                        ---------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided
                       --------
in Section 2.18. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request except as otherwise designated by the Borrower; provided that ABR Revolving Loans made
                                         --------
to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall
                        ------------------
be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07.  Termination and Reduction of Revolving Commitments. (a)
                         ---------------------------------------------------
Unless previously terminated, Revolving Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the
                                   --------
Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        --------
of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower
                        ------------------------------------
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that
                                                                 --------
on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be
prima facie evidence of the existence and amounts of the obligations recorded
----- -----
therein; provided that the failure of any Lender or the Administrative Agent to
         --------
maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the
                        -------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, immediately after such Net Proceeds are received, the Revolving Commitments shall be automatically and permanently reduced in an aggregate amount equal to 100% of such Net Proceeds; provided that the Revolving
                                                     --------
Commitments shall not be reduced to the extent that (x) within 365 days of receipt of Net Proceeds from any event described in clause (a) of the definition of Prepayment Event, the Borrower or a Subsidiary reinvests such Net Proceeds in Telecommunications Assets or (ii) within 180 days of receipt of Net Proceeds in respect of any event described in clause (b) of the definition of Prepayment Event, the Borrower or a Subsidiary applies such Net Proceeds to rebuild or replace the property with respect to which such Net Proceeds were received and
(y) no Default exists or would result therefrom.

          (c) If at any time the sum of the total Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall immediately prepay Revolving Borrowings and Swingline Loans to the extent necessary to eliminate such excess. If any such excess remains after all Revolving Borrowings and Swingline Loans are prepaid, the Borrower shall deposit cash collateral pursuant to Section 2.04(j) in an amount equal to such remaining excess.

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided that each prepayment of Borrowings shall
                               --------
be applied to prepay ABR Borrowings before any other Borrowings. Any reduction of the Revolving Commitments shall be accompanied by prepayment of Revolving Loans to the extent the aggregate amount of such Loans outstanding exceeds the total amount of the Revolving Commitments as so reduced.

          (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a
                                                       --------
notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing and each reduction of Revolving Commitments shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or reduction. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          SECTION 2.10. Fees. (a) The Borrower agrees to pay to the
                        ----
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon in writing between the Borrower and the Issuing Bank on the average daily amount of the total LC Exposures (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided
                                                                     --------
that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.11.  Interest.  (a)  The Loans comprising each ABR Borrowing
                    ---------
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.12.  Alternate Rate of Interest.  If prior to the commencement of
                 ---------------------------
any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:
                    ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14.  Break Funding Payments.  In the event of (a) the
                         -----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but not loss of margin) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.15.  Taxes.  (a)  Any and all payments by or on account of any
                    ------
obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified
       --------
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
                    -----------------------------------------------------------
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13,
2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC

Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans, LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if
                                                            --------
any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)  If any
                    -----------------------------------------------
Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.18.  Swingline Loans.  (a)  Subject to the terms and conditions
                    ----------------
set forth herein, the Swingline Lender agrees to make loans ("Swingline Loans")
                                                              ---------------
to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required
                       --------
to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the Issuing Bank) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by making a wire transfer to the Administrative Agent for the benefit of the Swingline Lender of immediately available funds, in the same manner as provided in Section
2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the
------- --------
Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the

Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     SECTION 3.01.  Organization; Powers.  Each of the Borrower and its
                    ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02.  Authorization; Enforceability. The Transactions to be
                     -----------------------------
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03.  Governmental Approvals; No Conflicts. The Transactions (a)
                     ------------------------------------
do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.04.  Financial Condition; No Material Adverse Change. (a) The
                    ------------------------------------------------
Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Price Waterhouse LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of August 31, 1998, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of August 31, 1998 as if the Transactions had occurred on such date.

     (c)  Except as disclosed in the financial statements referred to in this
Section 3.04 or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

     (d) Since June 30, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 3.05.  Properties. (a) Each of the Borrower and its Subsidiaries
                    ----------
has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties, if any), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and subject to Liens permitted hereby.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any Subsidiary Loan Party as of the Effective Date after giving effect to the Transactions.

     (d) Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

     SECTION 3.06.  Litigation and Environmental Matters. (a) Except as
                    -------------------------------------
disclosed in the financial statements referred to in Section 3.04(a), as of the date hereof, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and
                   -----------------------------------
its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other material instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08.  Investment and Holding Company Status. Neither the Borrower
                    -------------------------------------
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09.  Taxes.  Each of the Borrower and its Subsidiaries has timely
                    ------
filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10.  ERISA. No ERISA Event has occurred or is reasonably expected
                    -----
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan that is subject to the funding requirement of ERISA or the Code or that is subject to Title IV of ERISA.

     SECTION 3.11.  Disclosure.  The Borrower has disclosed to the Lenders all
                    -----------
material agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to
                                            --------
projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of, and the
                    ------------
ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

     SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of all
                    ----------
insurance maintained by or on behalf of the Borrower and the Subsidiary Loan Parties as of the Effective Date. As of the Effective Date, all premiums then due in respect of such insurance have been paid.

     SECTION 3.14.  Labor Matters. As of the Effective Date, there are no
                    -------------
strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

     SECTION 3.15.  Solvency.  Immediately after the consummation of the
                    ---------
Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair saleable value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their aggregate debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the assets of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their aggregate debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their aggregate debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

     SECTION 3.16.  FCC Compliance. (a) The Borrower and each Subsidiary are in
                    ---------------
compliance in all material respects with the Communications Act and all requirements of the FCC and with the communications laws of all other jurisdictions in which the Borrower and its Subsidiaries conduct business and the communications requirements of all Governmental Authorities in such jurisdictions (collectively, the "Foreign Communications Regulations".

     (b) The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any other Governmental Authority, which could reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 3.16.

     (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or any Subsidiary under any License held by the Borrower or any Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

     (d) The Borrower and each Subsidiary have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act and the Foreign Communications Regulations, and all such filings were when made true, correct and complete in all material respects.

     (e) The Borrower has no reason to believe that each License of the Borrower or any Subsidiary will not be renewed in the ordinary course if the failure to so renew any such Licenses would have a Material Adverse Effect.

     SECTION 3.17.  Licenses. (i) The Borrower and its Subsidiaries have the
                    --------
full use and benefit of all material Licenses necessary to conduct their respective businesses as currently conducted, (ii) such Licenses have been duly issued by the FCC or the relevant Foreign Governmental Authority, are held by the Borrower or such Subsidiary and are in full force and effect and (iii) the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of each such License.

     SECTION 3.18.  No Burdensome Restrictions.  Except as set forth in Schedule
                    ---------------------------
3.18, no Requirement of Law or contractual obligation (other than, in the case of clause (b) below, any restriction under subsection 6.08) applicable to the Borrower or any Subsidiary could reasonably be expected to (a) have a Material Adverse Effect or (b) limit the ability of any Subsidiary to pay dividends or to make distributions or advances to the Borrower or any other Subsidiary.

      SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to
                    ------------------
create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

     (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral to the extent that Liens on such Collateral may be perfected by the filing of financing statements in the offices specified on
Schedule 6 (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

     (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the filing of the financing statements referred to in paragraph (b) above, the Security Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), except to the extent filings are required in jurisdictions outside the United States in respect of foreign Intellectual Property, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), other than with respect to Liens expressly permitted by
Section 6.02.

     SECTION 3.20. Federal Regulations. No part of the proceeds of any Loans or
                   -------------------
any Letter of Credit will be used in any manner which would result in a violation of Regulation U or X of the Board as now and from time to time hereafter in effect or to buy or carry "margin stock" (as defined thereunder) or to refinance any Indebtedness incurred for such purpose.

     SECTION 3.21.  Environmental Matters. Except as set forth in Schedule 3.21:
                    ----------------------

     (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability on the part of the Borrower or its Subsidiaries under, Environmental Laws, which violations, Remedial

Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

     (b) The Properties, if any, owned, leased or operated by the Borrower and its Subsidiaries and all operations of the Borrower and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

     (c) There have been no Releases or to the Borrower's knowledge threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

     (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

     (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability on the part of the Borrower or its Subsidiaries under any Environmental Law which could result in a Material Adverse Effect, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

     SECTION 3.22.  Year 2000.  Any reprogramming required to permit the proper
                    ----------
functioning, in and following the year 2000, of (i) the Borrower's computer systems and equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading, maintenance and replacement, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.   Effective Date.  The obligations of the Lenders to
                          ---------------
make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Nixon, Hargrave, Devans & Doyle, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chairman, the Chief Executive Officer, the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and
     (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Pledge Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding (i) intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary (other than intercompany Indebtedness existing on the date hereof) and (ii) equity or partnership interests that are owned by the Borrower or any Subsidiary Loan Party (in each case as of the Effective Date after giving effect to the Transactions) (A) shall have been duly and validly pledged thereunder to the Administrative Agent for the ratable benefit of the Secured Parties and (B) certificates representing such equity or partnership interests (except that such certificates representing equity or partnership interests in a Foreign Subsidiary may be limited to 65% of the outstanding shares of such equity or partnership interests in such Foreign Subsidiary), accompanied by stock powers or other instruments of transfer, endorsed in blank, with respect to such certificates and such promissory notes, except as may be agreed upon by the Administrative Agent.

          (g) The Security Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect, and all documents and instruments, including Uniform Commercial Code financing statements, requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement shall have been delivered to the Administrative Agent or its counsel.

          (h) The Administrative Agent shall have received a completed Perfection Certificate (giving effect to the Transactions) dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower (but without all the attachments contemplated thereby).

          (i) The Guarantee Agreement shall have been duly executed by the Subsidiary Loan Parties and the Administrative Agent, shall have been delivered to the Administrative Agent and shall be in full force and effect.

          (j) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (k) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

          (l) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of the final day of the full month immediately prior the month in which the Closing Date falls, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) $600,000,000 aggregate principal amount of the Senior Notes, (iii) the Borrower's Series B 8% Convertible Preferred Stock issued in November 1997, (iv) borrowings under the existing Canadian bank facility of a subsidiary of the Borrower, (v) capitalized lease obligations, purchase money indebtedness, installment sale obligations and other obligations incurred to finance the acquisition, design, development, construction or improvement of property to the extent permitted hereunder, (vi) the Swiss Subsidiary Debt and the other Indebtedness listed on Schedule 6.01.

          (m) All of the existing secured revolving bank credit facilities of the Borrower shall have been terminated and all outstanding obligations thereunder shall have been paid or, in the case of any outstanding letters of credit, refinanced under this Agreement.

          (n) The Administrative Agent shall be reasonably satisfied with the sufficiency of amounts available under this Agreement to meet the ongoing working capital requirements of the Borrower and its subsidiaries.

          (o) The Borrower shall, on a pro forma basis, be in compliance with all covenants set forth in Section 6.12.

          (p) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained without the imposition of any burdensome conditions and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

          (q) There shall have been no material adverse change in the business, assets, results of operations, condition (financial or otherwise), prospects or material agreements of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1997.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 14, 1998 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

          SECTION 4.02.   Each Credit Event.  The obligation of each Lender to
                          ------------------
make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.   Financial Statements and Other Information. The
                          -------------------------------------------
Borrower will furnish to the Administrative Agent:

          (a) within 92 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 47 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) at least 30 days after to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

          (f) on an annual basis, a copy of the projections as to the performance of the Borrower, presented in a manner consistent with the projections in the Information Memorandum for the period from the date of the most recent balance sheet included in the financial statements delivered pursuant to (a) above through the last day of the financial year in which the Maturity Date occurs, such projections to be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such projections have been prepared using assumptions believed in good faith by the management of the Borrower to be reasonable as of the date of such certificate (which shall be subsequent to the date of the most recent balance sheet included in such financial statements).

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.   Notices of Material Events.  The Borrower will furnish
                          ---------------------------
to the Administrative Agent prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.   Information Regarding Collateral.  (a)  The Borrower
                          ---------------------------------
will furnish to the Administrative Agent prompt written notice of any change, but in no event later than 30 days after the date of such change, (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by or it any office or facility at which Collateral owned by it having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees to promptly make, after the occurrence of any of the foregoing changes (but in no event later than 45 days after the occurrence of any such changes), all filings under the Uniform Commercial Code or otherwise that are required by the Administrative Agent in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of an executive officer or a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents or identifying such additional Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations as may be required to protect and perfect the security interests under the Security Documents which, upon the request of the Administrative Agent, shall be filed, recorded or registered, in either case for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.   Existence; Conduct of Business.  The Borrower will,
                          -------------------------------
and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation,
--------
liquidation, dissolution or asset sale permitted under Section 6.04 or 6.06.

          SECTION 5.05.   Payment of Obligations.  The Borrower will, and will
                          -----------------------
cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.   Maintenance of Properties.  The Borrower will, and
                          --------------------------
will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, normal wear and tear excepted.

          SECTION 5.07.   Insurance.  (a)  The Borrower will, and will cause
                          ----------
each of the Subsidiary Loan Parties to, maintain, with financially sound and reputable insurance companies:

          (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

          (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form CGL endorsement;

          (iii) business interruption insurance, insuring against lost earnings and additional expenses in an aggregate amount up to $10,000,000; and

          (iv)  such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $5,000 for fire and other casualty loss policies and $25,000 for earthquake and flood insurance and for commercial general liability policies.

          (b) Fire and extended coverage policies (and any policies required to be maintained pursuant to paragraph (c) below) maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

          (c) If at any time the area in which any Mortgaged Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

          SECTION 5.08.   Casualty and Condemnation.  (a)  The Borrower will
                          --------------------------
furnish to the Administrative Agent prompt written notice of any casualty or other insured damage, insured or otherwise, to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding to the extent such casualty, other insured damage or taking of Collateral exceeds $1,000,000.

          (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Administrative Agent; provided that (i) if the
                                                --------
aggregate Net Proceeds in respect of such event (other than proceeds of business income insurance) are less than $5,000,000, such Net Proceeds may be paid to the Borrower and, if paid to the Administrative Agent, shall be paid over to the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Administrative Agent shall be held (except as provided in the proviso in the preceding sentence) by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.

          (c) If any Net Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 180 days after the occurrence of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to reduce Revolving Commitments and prepay Borrowings as provided in Section 2.09(c).

          SECTION 5.09.   Books and Records; Inspection and Audit Rights.  The
                          -----------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10.   Compliance with Laws.  The Borrower will, and will
                          ---------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11.   Use of Proceeds and Letters of Credit.  The proceeds
                          --------------------------------------
of the Loans and the issuance of Letters of Credit will be used to refinance the existing secured bank credit facility of the Borrower, to finance acquisitions permitted hereunder, to provide working capital and for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.12.   Assets Acquired by Foreign Subsidiaries with
                          --------------------------------------------
Proceeds; Pledge of Intercompany Notes. To the extent that proceeds of Loans or
---------------------------------------
Letters of Credit are to be used to finance the acquisition, construction or improvement of Telecommunications Assets of any Foreign Subsidiary (and not for working capital purposes), the Borrower will loan such proceeds to such Foreign Subsidiary pursuant to an Intercompany Note secured by the Telecommunications Assets acquired with such proceeds and will pledge all such Intercompany Notes to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement.

          SECTION 5.13.   Additional Subsidiaries and Significant Subsidiaries.
                          -----------------------------------------------------
If any additional Subsidiary is formed or acquired after the Effective Date that constitutes a Significant Subsidiary or any existing Subsidiary becomes a Significant Subsidiary after the Effective Date, the Borrower will notify the Administrative Agent and (a) the Borrower will cause such Subsidiary to become a party to the Pledge Agreement, the Security Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under each agreement, within 15 Business Days after such new Significant Subsidiary is formed or acquired, or such existing Subsidiary becomes a Significant Subsidiary, and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Significant Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes (to the extent any such promissory note has an aggregate principal amount of at least $1,000,000) evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within 15 Business Days after such Significant Subsidiary is formed or acquired (except that, if such shares of capital stock so owned are shares of a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary excluding directors' qualifying shares).

          SECTION 5.14.   Completion of Perfection Certificate.  On or prior to
                          -------------------------------------
the date 60 days following the Effective Date, (a) the Borrower shall have delivered to the Administrative Agent the attachments contemplated by the Perfection Certificate delivered on the Effective Date, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Subsidiary Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released and (b) a favorable written opinion (addressed to the Lenders and dated the date the Borrower complies with clause (a) above) of counsel for the Borrower, covering such matters in connection with such filings as the Required Lenders may reasonably request.

          SECTION 5.15.   Further Assurances.  (a)  The Borrower will, and will
                          -------------------
cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents (including opinions of local counsel with respect to any mortgage on real property located in the United States and any Uniform Commercial Code Financing Statements filed in connection with such Mortgage in a jurisdiction in which such local counsel is qualified).

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.   Indebtedness; Certain Equity Securities. The Borrower
                          ----------------------------------------
will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)   Indebtedness created under the Loan Documents;

          (ii) Indebtedness existing on or committed to as the date hereof and set forth in Schedule 6.01, the indebtedness of Tokyo Internet Corporation to be assumed by the Borrower in connection with the acquisition of all the capital stock of Tokyo Internet Corporation to be completed after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

          (iii) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that
                                                         --------
     Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.05;

          (iv) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of
     --------
     Indebtedness of any Subsidiary that is not a Loan Party shall be subject to
     Section 6.05;

          (v) Indebtedness of the Borrower or any Subsidiary incurred to finance the design, development, acquisition, construction or improvement of real or personal property, tangible or intangible, used or to be used in connection with a Telecommunications Business, including, without limitation, Capital Lease Obligations, Purchase Money Obligations, installments sales, mortgage financings, master lease arrangements or similar such agreements or arrangements, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such assumed Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is
                                    --------
     incurred prior to or within 90 days (or, in the case of Capital Lease Obligations, 180 days) after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $350,000,000 at any time outstanding;

          (vi) (x) Indebtedness of any Person that becomes a Subsidiary after the date hereof and (y) other unsecured Indebtedness, so long as both before and after such Indebtedness is incurred by the Borrower or any Subsidiary of the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.12; provided that (A) in the case of
                                          --------
     clause (x) above, such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $50,000,000 at any time outstanding;

          (vii) Indebtedness incurred to finance the acquisition of IRUs (including the financing of the Borrower's investment to be made in connection with the Japan-U.S. Cable Network referred to in Schedule 6.05) so long as both before and after giving effect to the incurrence of such Indebtedness the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.12;

          (viii) the Swiss Subsidiary Debt, to the extent the aggregate principal amount thereof does not exceed SFr44,000,000 and such indebtedness is not guaranteed by, and is non-recourse to, the assets of the Borrower or any Subsidiary other than the assets of the Swiss Subsidiaries;

          (ix)   Indebtedness permitted by Section 10.08(b)(iii) of the Senior
     Note Indenture, in an aggregate principal amount not to exceed the lesser of (x) the product of (A) two and (B) the net cash proceeds received by the Borrower since the date of such indenture from sales of its capital stock in public offerings or to strategic investors and (y) $750,000,000;

          (x)    Indebtedness in respect of Hedging Agreements permitted by
     Section 6.07 hereof; and

          (xi) Indebtedness in respect of bid, performance or advance payment bonds, standby letters of credit and appeal or surety bonds entered into in the ordinary course of business and not in connection with the borrowing of money.

; provided, however, that, except as permitted by Section 6.05 or 6.08, neither
  --------  -------
the Borrower nor any Subsidiary shall (i) use the proceeds of any Loans made hereunder to make loans to any Subsidiary which is not a Subsidiary Loan Party or (ii) make any Guarantees of Indebtedness of any Subsidiary which is not a Subsidiary Loan Party, in either case to the extent the Borrower has not delivered or caused to be delivered to the Collateral Agent the certificates representing 100% of the equity or partnership interests of such Subsidiary or, in the case of any Foreign Subsidiary to the extent such delivery would be permitted under applicable law, the certificates representing 65% of the equity or partnership interests of such Foreign Subsidiary (excluding directors' qualifying shares).

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness may be incurred by meeting the criteria of one or more of the types of Indebtedness described in any clause of this Section 6.01 (or the definition of the terms used therein), the Borrower, in its sole discretion, may (i) classify such item of Indebtedness under and comply with any of such clauses of this Section 6.01 (or any of such definitions), as applicable, (ii) classify and divide such item of Indebtedness into more than one of such clauses (or definitions), as applicable, and (iii) elect to comply with such clauses (or definitions), as applicable, in any order.

          SECTION 6.02.   Liens.  The Borrower will not, and will not permit any
                          ------
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or, except as otherwise permitted pursuant to this Agreement, assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i)    Liens created under the Loan Documents;

          (ii)   Permitted Encumbrances;

          (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
                                                                --------
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (v) Liens on assets or properties securing Indebtedness permitted by clause (v) or (vii) of Section 6.01; provided that (A) such security
                                             --------
     interests and the Indebtedness secured thereby are incurred prior to or within 90 days (or, in the case of Capital Lease Obligations, 180 days) after such acquisition or the completion of such construction or improvement, (B) the Indebtedness secured thereby does not exceed 100% of the cost or purchase price of designing, developing, acquiring, constructing or improving such assets or properties and (C) such security interests shall only apply to such assets or properties acquired, designed, developed, constructed or improved and any accessions, additions, replacements, substitutions and proceeds of such assets or properties of the Borrower or the Subsidiaries;

          (vi)    any Lien in favor of the Borrower or any Subsidiary Loan
     Party;

          (vii) any Liens on Indebtedness permitted under Section 6.01(x) to the extent any such Hedging Agreement was entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into; and

          (viii) any Liens on Indebtedness permitted under Section 6.01(viii).

          SECTION 6.03.   Sale and Lease-Back Transactions.  The Borrower will
                          ---------------------------------
not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose as the property being sold or transferred; provided that the foregoing restriction does not apply to any such
             --------
arrangement solely between any Loan Parties.

          SECTION 6.04.   Fundamental Changes.  (a) The Borrower will not, and
                          --------------------
will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (except that any Subsidiary all the shares of which have been delivered to the Collateral Agent pursuant to the Pledge Agreement shall only merge with another Subsidiary to the extent that, upon giving effect to such merger, all the shares of the surviving corporation shall have been delivered to the Collateral Agent), (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) the Borrower may merge into or consolidate with any Subsidiary in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Borrower within the United States of America if such Subsidiary was formed solely for the purpose of effecting such merger or consolidation and, prior to such merger or consolidation, is a corporation with no assets or liabilities (other than as required by law); provided that any such merger involving a
                                 --------
Person that is not a wholly
owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower that is not a Telecommunications Business.

          SECTION 6.05.   Investments, Loans, Advances, Guarantees and
                          --------------------------------------------
Acquisitions.  The Borrower will not, and will not permit any of its
-------------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that is not a wholly owned Subsidiary upon giving effect to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively "Investments"), except:

          (a)   Permitted Investments and transactions permitted by Section
     6.04;

          (b) Investments existing or contractually committed to by the Borrower on the date hereof or other Investments set forth on Schedule 6.05, to the extent such Investments would not be permitted under any other clause of this Section;

          (c) Investments by the Borrower in the capital stock of its Subsidiaries or in the capital stock or equity interests of any joint venture or other Person entered into by the Borrower; provided that (i)
                                                           --------
     certificates, if any, representing equity or partnership interests of such Subsidiary, joint venture or other Person held by a Loan Party as a result thereof shall be delivered pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.13) and (ii) such Investments (other than Investments in Loan Parties) may not exceed $50,000,000 in the aggregate, except that Investments, in addition to such $50,000,000, in Foreign Subsidiaries may be made by the Borrower in an amount not to exceed $50,000,000 in the aggregate;

          (d) Investments by the Borrower and its Subsidiaries in IRUs and other Telecommunications

     Assets; provided that such Investments (a) are within the ordinary course
             --------
     of business, (b) are in an aggregate amount not in excess of $100,000,000; provided that the calculation of such aggregate amount shall exclude any
     --------
     Guarantees by the Borrower of Indebtedness incurred by a Subsidiary in connection with the purchase of IRUs or other Telecommunications Assets, and (c) both before and after giving effect thereto, the Borrower is in pro forma compliance with the covenants set forth in Section 6.12;

          (e) loans, advances, Guarantees or other Indebtedness made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that any such loans and advances made by a
                           --------
     Loan Party after the Effective Date shall (within 30 days thereafter) be evidenced by a promissory note pledged pursuant to the Pledge Agreement; and provided further, that the Borrower shall not, and shall cause the
         -------- -------
     Subsidiaries not to, make loans, advances, Guarantees or other Indebtedness to any Subsidiary to the extent the Borrower has not delivered, or caused to be delivered (to the extent permitted by applicable law in the case of pledges by Foreign Subsidiaries), to the Collateral Agent the certificates representing 100% of the equity or partnership interests of such Subsidiary (or, in the case of any Foreign Subsidiary, certificates representing 65% of the equity or partnership interests of such Foreign Subsidiary excluding directors' qualifying shares);

          (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) so long as both before and after giving effect thereto, the Borrower would be in pro forma compliance with the covenants set forth in
     Section 6.12, Non-Hostile Acquisitions solely for stock and/or cash consideration in an aggregate amount not greater than $150,000,000 with respect to each such Non-Hostile Acquisition; provided that any such Non-
                                                   --------
     Hostile Acquisition shall be consummated in accordance with the applicable law;

          (h) any payment permitted under Section 6.08;

          (i) advances to employees or officers of the Borrower in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $2,000,000 outstanding at one time;

          (j) accounts receivable created or acquired in the ordinary course of business of the Borrower or any Subsidiary and Investments arising from transactions by the Borrower or any Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

          (k) loans in the ordinary course of business to employees, officers or directors of the Borrower or a Subsidiary to purchase capital stock of the Borrower pursuant to the terms of stock benefit plans; provided that any
                                                            --------
     such loan does not result in the payment of any cash or other property by the Borrower to any party in connection therewith; and

          (l) Guarantees and other Indebtedness permitted by Section 6.01.

For purposes of determining compliance with this Section 6.05, in the event that an item of Indebtedness may be incurred by meeting the criteria of one or more of the types of Investments described in any clause of this Section 6.05 (or the definition of the terms used therein), the Borrower, in its sole discretion, may
(i) classify such item of Investment under and comply with any of such clauses of this Section 6.05 (or any of such definitions), as applicable, (ii) classify and divide such item of Investment into more than one of such clauses (or definitions), as applicable, and (iii) elect to comply with such clauses (or definitions), as applicable, in any order.

          SECTION 6.06.  Asset Sales.  The Borrower will not, and will not
                         ------------
permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset (which assets shall be deemed not to include any of the Borrower's capital stock), including any capital stock (other than the Borrower's capital stock), nor will the Borrower permit any of it Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and Investments permitted by
     Section 6.05;

          (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a
     --------
     Subsidiary that is not a Loan Party shall be made in compliance with
     Section 6.09(a) (other than any such transactions between two non-Loan Parties); and

          (c) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold,
              --------
     transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $10,000,000 during any fiscal year of the Borrower;

     provided that all sales, transfers, leases and other dispositions permitted
     --------
     by clauses (a), (b) and (c) above shall be made for fair value and solely for cash consideration; provided that transfers of contract rights and
                             --------
     obligations between the Borrower and any Subsidiary may be made for non-cash consideration;

          (d) sales, transfers and depositions of assets permitted by clauses
     (a) and (b) of Section 10.12 of the Senior Note Indenture, without regard to the foregoing provisions of this Section 6.07;

          (e) exchanges of Telecommunications Assets by the Borrower or any Subsidiary with any third Person that is not an Affiliate of the Borrower or Loan Party; provided that (i) such exchange is made for fair value, (ii)
                    --------
     the Lenders shall be granted a security interest in all of the Borrower's right, title and interest in, to and under the Telecommunications Assets transferred by such third Person to the Borrower substantially to the same extent as its security interest, if any, in the Telecommunications Assets transferred by the Borrower or any Subsidiary, (iii) each such exchange by the Borrower or any Subsidiary and such third Person shall occur on a substantially contemporaneous basis as part of a single, integrated transaction and (iv) the Board of Directors of the Borrower or any Subsidiary shall have approved such exchange (and such approval shall be evidenced by a resolution thereof) or, if such exchange relates to Telecommunications Assets of the Borrower with a fair value of less than $10,000,000, an executive or financial officer shall have delivered to the Administrative Agent a certificate certifying that such exchange has been duly authorized and is for fair value); provided
                                                                    --------
     that the Borrower may enter into one or more exchanges of Telecommunications Assets that do not comply with clause (ii) above to the extent that (x) the aggregate value of the Telecommunications Assets so exchanged does not exceed $20,000,000 for the term of this Agreement and
     (y) the Telecommunications Assets received by the Borrower or any of its Subsidiaries as part of any such exchange are held by the Borrower, a Subsidiary the capital shares of which have been pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement or a direct or indirect wholly-owned Subsidiary of a Subsidiary whose shares have been pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement; and

          (f) sales of capital stock by a Subsidiary to any other Subsidiary (other than sales by a wholly-owned Subsidiary to a non-wholly-owned Subsidiary).

For purposes of determining compliance with this Section 6.06, in the event that an Asset Sale may be made by meeting the criteria of one or more of the types of Asset Sales described in any clause of this Section 6.06 (or the definition of the terms used therein), the Borrower, in its sole discretion, may (i) classify such Asset Sale under and comply with any of such clauses of this Section 6.06 (or any of such definitions), as applicable, (ii) classify and divide such Asset Sale into more than one of such clauses (or definitions), as applicable, and
(iii) elect to comply with such clauses (or definitions), as applicable, in any order.

          SECTION 6.07.  Hedging Agreements.  The Borrower will not, and will
                         -------------------
not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and assets.

          SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.
                         ------------------------------------------------------
(a) Except as permitted by Section 6.05, the Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, or be or become liable in respect of any obligation to make, any Restricted Payment (but excluding payments or distributions of its capital stock), except:

          (i)   payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, the prepayment of Capitalized Lease Obligations and the repayment of any Indebtedness assumed by the Borrower or any Subsidiary in connection with an acquisition within 45 days of the date of consummation of such acquisition;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of capital stock of the Borrower in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of capital stock (other than Redeemable Capital Stock) of the Borrower;

          (vi) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Borrower) of, any capital stock or Redeemable Capital Stock of the Borrower; provided that
                                                                --------
     any such new Redeemable Capital Stock (A) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (B) has a stated maturity later than date six months after the Maturity Date;

          (vii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any subordinated Indebtedness

     (other than Redeemable Capital Stock) through the substantially concurrent issuance of the new subordinated Indebtedness of the Borrower; provided
                                                                    --------
     that any such new subordinated Indebtedness (A) shall be in a principal amount that does not exceed the principal amount and accrued interest thereon so refinanced or the accreted value thereof as of the date of refinancing (or, if such subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Borrower incurred in connection with such refinancing, (B) has a stated maturity for its final scheduled principal payment later than the date six months after the Maturity Date and (C) is expressly subordinated in right of payment to all amounts payable by the Borrower to the Lenders at least to the same extent as the subordinated Indebtedness to be refinanced to the reasonable satisfaction of the Required Lenders;

          (viii) the repurchase of shares of, or options to purchase shares of, common stock of Borrower or any of its Subsidiaries from employees, officers, consultants or directors or any former employees, officers, consultants or directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, officers, consultants or directors or former employees, officers, consultants or directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements or transactions approved by the Board of Directors of the Borrower under which such individuals purchase or sell or are granted that option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases
            --------  -------
     shall not exceed $1,000,000 in any calendar year or $3,000,000 in the aggregate for the term of this Agreement pursuant to this clause (viii);

          (ix) the (A) payment of dividends on the Borrower's Series B Preferred Stock (in the form of cash or additional shares of Series B Preferred Stock) in an aggregate amount not to exceed $3,000,000 in any calendar year; provided that such amounts may, to the extent not previously
                    --------
     paid, be aggregated through the period prior to the conversion or redemption of such Series B Preferred Stock, and (B) redemption of any shares of Series B Preferred Stock outstanding on the date of this Agreement (including any shares of Series B Preferred Stock issued on or after the date of this Agreement as dividends thereon or in respect of such additional shares so issued) pursuant to the terms of such shares of Series B Preferred Stock and the certificate of incorporation of the Borrower as in effect on the date of this Agreement (or as such terms may be amended to the extent such amendment is determined by the Board of Directors, in good faith, not to adversely affect the Lenders);

          (x) the payment or declaration of any dividend or the making of any distribution on or the redemption of rights or any securities issued pursuant to the Borrower Rights Agreement;

          (xi) the payment of cash in lieu of the issuance of fractional shares pursuant to any agreement, warrant or option and any repurchase or other acquisition of fractional shares from time to time; and

          (xii) the acquisition of capital stock of the Borrower by the Borrower in connection with the cashless exercise of any options, warrants or similar rights issued by the Borrower on or prior to January 1, 1998;

          (xiii) the payment or declaration of any non-cash dividend or distribution in respect of any of the Borrower's or any Subsidiaries' capital stock (including any preferred stock), it being understood that the Borrower shall not make any cash payments in excess of $1,000,000 in the aggregate (as permitted in definition of "Permitted Preferred Stock" set forth in Section 1.01) in respect to any redemption of preferred stock pursuant to Section 6(d) of Article Fourth of the Certificate of Amendment of the Borrower's Certificate of Incorporation dated November 6, 1997;

          (xiv) the redemption or repurchase of any class of Redeemable Capital Stock; provided that the aggregate cash payments in respect of such
            --------
     redemption shall not be in excess of $1,000,000 for the term of this Agreement; and

          (xv) the payment of any cash dividends on Permitted Preferred Stock to the extent that (i) any such payment shall not be made with the proceeds of any Loan made hereunder, (ii) both before and after such payment is made by the Borrower or any Subsidiary of the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.12, (iii) the aggregate amount of any such payments shall not exceed $25,000,000 in any fiscal year and (iv) after giving effect thereto, the aggregate amount of all such payments declared or made after the date hereof shall not exceed the sum of the following:

               (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on the date hereof and ending on the last day of the most recent fiscal quarter immediately preceding the date of such payment for which consolidated financial information of the Borrower is required to be available;

               (B) the aggregate Net Proceeds received after the date hereof by the Borrower from the issuance or sale (other than to any of its Subsidiaries) of capital stock (other than Redeemed Capital Stock) of the Borrower or any options, warrants or rights to purchase such capital stock (other than Redeemed Capital Stock) of the Borrower (except to the extent such proceeds are used to purchase, redeem or otherwise retire capital stock as set forth above in Section 6.08(vi) or (vii);

               (C) the aggregate Net Proceeds received after the date hereof by the Borrower (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase capital stock (other than Redeemed Capital Stock) of the Borrower;

               (D) the aggregate Net Proceeds received after the date hereof by the Borrower from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Borrower or its Subsidiaries into or for capital stock (other than Redeemed Capital Stock) of the Borrower plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date hereof, the aggregate of Net Proceeds from their original issuance; and

               (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the lesser of
          (x) the cash return of capital with respect to such Investment (less the cost of disposition and taxes, if any) and (y) the initial amount of such Investment.

          (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock other than Permitted Preferred Stock, the Series B Preferred Stock and other preferred stock issued to a Loan Party.

          SECTION 6.09.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) compensation, severance and employee benefit arrangements with any officer, director or employee of the Borrower, including under any stock option or stock incentive plans, in the ordinary course of business, (e) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Borrower and any Subsidiary, (f) licensing or sublicensing of the use of any intellectual property by the Borrower or any Subsidiary to the Borrower any other Subsidiary of the Borrower or to any Permitted Joint Venture (as defined in the Senior Note Indenture); provided that
                                                                   --------
the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its business and, in the case of any Permitted Joint Venture, that the terms of any such arrangement are fair and reasonable to the Borrower or any such Subsidiary as determined in good faith by the Board of Directors of the Borrower, (g) arrangements between the Borrower and any Subsidiary for the purpose of providing services or employees to such Subsidiary and (h) transactions undertaken pursuant to the IXC Agreement and other agreements entered into in connection therewith and in effect on the date hereof (or as such other agreements may be amended, from time to time, to the extent that any such amendment has been determined by the Board of Directors of the Borrower, in good faith, not to adversely affect the Lenders).

          SECTION 6.10.  Restrictive Agreements.  The Borrower will not, nor
                         -----------------------
will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not
                                  --------
apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions pursuant to the Senior Note Indenture or Senior Notes or otherwise existing on the date hereof and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or its assets that are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and any accessions, additions, replacements, substitutions and proceeds thereof and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.11.  Amendment of Material Documents.  The Borrower will
                         --------------------------------
not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to the Senior Notes, any Permitted Preferred Stock or any Indebtedness incurred by the Borrower in connection with a public sale of debt securities, (b) its certificate of incorporation, by-laws or other organizational documents (except in connection with the issuance of capital stock (including Permitted Preferred Stock) permitted in Section 6.08) or (c) the IXC Agreement; provided, however, that the Borrower or any Subsidiary
                          --------  -------
may amend, modify or waive any of its rights under the foregoing documents if such amendment, modification or waiver shall not materially and adversely affect the rights of the Lender under any of the Loan Documents.

          SECTION 6.12. Financial Covenants. (a) Minimum Revenue. The Borrower
                        --------------------     ----------------
will not permit Consolidated Revenue for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the dollar amount set forth opposite such period.

          Period                        Revenue
          ------                        -------
          On or after December 31,
          1998 but prior to
          June 30, 1999                 $215,000,000

          On or after June 30,
          1999 but prior to
          December 31, 1999             $285,000,000

          On or after December 31,
          1999 but prior to
          June 30, 2000                 $350,000,000


          On or after June 30,
          2000 but prior to
          December 31, 2000             $425,000,000


          December 31, 2000 and
          thereafter                    $500,000,000


          (b)  Maximum Ratio of Net Debt to Annualized Adjusted Revenue. The
               ---------------------------------------------------------
Borrower will not permit the ratio of Net Debt to Annualized Adjusted Revenue to exceed 2.5 to 1 at any time.

          (c)  Minimum Cash Balance. Permit the sum of (x) Non-Restricted Cash
               ---------------------
and (y) available and unused Revolving Commitments at any time to be less than $100,000,000.

          (d)  Minimum EBITDA. The Borrower will not permit Consolidated EBITDA
               ---------------
for any period of four consecutive fiscal quarters ending on the date set forth below to be less than the dollar amount set forth opposite such date:

                    Date                     Consolidated EBITDA
                    ----                     -------------------
          December 31, 1998                  $(45,000,000)
          March 31, 1999                     $(40,000,000)
          June 30, 1999                      $(29,000,000)
          September 30, 1999                 $(15,000,000)
          December 31, 1999                  $          0
          March 31, 2000                     $ 15,000,000
          June 30, 2000                      $ 25,000,000
          September 30, 2000                 $ 40,000,000
          December 31, 2000 and              $ 50,000,000
          thereafter


                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

          (d) The Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) The Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (following any applicable grace period), when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) The Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) The Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $15,000,000 for all periods;

          (m) following the period of time set forth in Section 5.14, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral (excluding foreign Intellectual Property), with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (iii) to the extent the Administrative Agent did not require the filing of financing statements in a particular jurisdiction and to the extent that the aggregate amount of such Collateral referred to above shall not exceed $10,000,000 at any time;

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 510 Huntmar Park Drive, Herndon, Virginia 20170, Attention Chairman (Telecopy No. 703-397-5377) and Attention of General Counsel (Telecopy No. 703-904-9527);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, Eighth Floor, New York, New York 10081, Attention of Rana Khan (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Mitch Gervis (Telecopy No. 270-4584);

          (c) if to the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, Eighth Floor, New York, New York 10081, Attention of Rana Khan (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Mitch Gervis (Telecopy No. 270-4584);

          (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan, Eighth Floor, New York, New York 10081, Attention of Rana Khan (Telecopy No. (212) 552-5700), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Mitch Gervis (Telecopy No. 270-4584);

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the
                         --------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any class differently than those holding Loans of any other class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Revolving Commitments of each affected class; provided further that (A)
                                                     ----------------
no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the Lenders.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
                        ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; (iv) all documentary taxes in connection with the Loan Documents.

          (b) The Borrower shall indemnify the Arranger, the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and
                                                     ----------
hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available
--------
to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
               --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any

Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that
                                                                 --------
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower (other than upon the occurrence and continuance of an Event of Default) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (other than in the case of an assignment by a Lender to one of its Affiliates), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the
                                  ----------------
Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The
                                                                 --------
entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to
it); provided that (i) such Lender's obligations under this Agreement shall
     --------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and
                        --------
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

  SECTION 9.06.  Counterparts; Integration; Effectiveness. This Agreement may be
                 -----------------------------------------
executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

  SECTION 9.07.  Severability.  Any provision of this Agreement held to be
                 -------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have
                        ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
Process. (a) This Agreement shall be construed in accordance with and governed
-------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
                        --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of
                        --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the
                        ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) (i) to the extent requested by any bank regulatory authority or the Securities and Exchange Commission or (ii) to the extent requested by any other regulatory authority, upon prior written notice to the Borrower to the extent reasonably practicable, (c) to the extent required by applicable laws or regulations (other than as provided in (b)) or by any subpoena or similar legal process; provided that the Borrower shall be notified promptly, to the extent
         --------
reasonably practicable, prior to any such disclosure so that the Borrower may contest such disclosure or seek confidential treatment thereof, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrower or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source known by such recipient to be subject to a confidentiality obligation with respect thereto other than the Borrower. For the purposes of this Section, "Information" means all
                                                 -----------
information received from the Borrower or any Subsidiary relating to the Borrower and/or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PSINET INC.,

                                         by
                                            /s/ William L. Schrader
                                            ---------------------------------
                                            Name: William L. Schrader
                                            Title: Chairman


                                        THE CHASE MANHATTAN BANK,
                                        individually and as
                                        Administrative Agent,

                                         by
                                            /s/ Mitchell Gervis
                                            ---------------------------------
                                            Name: Mitchell Gervis
                                            Title: Vice President


                                        FLEET NATIONAL BANK,
                                        individually and as Syndication
                                        Agent,

                                         by
                                            /s/ Daniel G. Head, Jr.
                                            ---------------------------------
                                            Name: Daniel G. Head, Jr.
                                            Title: Senior Vice President


                                        THE BANK OF NEW YORK,
                                        individually and as
                                        Documentation Agent,

                                         by
                                            /s/ Gerry Granovsky
                                            ---------------------------------
                                            Name: Gerry Granovsky
                                            Title: Vice President

   Exhibits and Schedules to the Credit Agreement have been omitted. The following is a list of the omitted Exhibits and Schedules which the Company agrees to furnish supplementally to the Commission upon request:

     Exhibits:
     --------

     Exhibit A    Form of Assignment and Acceptance
     Exhibit B    Form of Opinion of Borrower's Counsel
     Exhibit F    Form of Indemnity, Subrogation and Contribution Agreement

     Schedules:
     ---------

     Schedule 2.01    Commitments
     Schedule 3.05    Real Property
     Schedule 3.06    Litigation and Environmental Matters
     Schedule 3.12    Subsidiaries
     Schedule 3.13    Insurance
     Schedule 3.16    FCC Violations
     Schedule 3.18    Burdensome Restrictions
     Schedule 6.01    Existing Indebtedness
     Schedule 6.02    Existing Liens
     Schedule 6.05    Existing Investments

   Exhibits C, D and E to the Credit Agreement are filed herewith as Exhibits 2.3, 2.4 and 2.5 to this Form 8-K.

                                     -115-